Exhibit 99.1

WILSHIRE BANCORP, INC. CONTACT: Joanne Kim, President & CEO, (213) 639-1843 Alex Ko, EVP & CFO, (213) 427-6560 www.wilshirebank.com	NEWS RELEASE

Wilshire Bancorp Reports Financial Results for Fourth Quarter 2010

LOS ANGELES, January 24, 2011 - Wilshire Bancorp, Inc. (NASDAQ: WIBC), the holding company for Wilshire State Bank, today reported a net loss to common shareholders of $30.0 million, or ($1.02) per basic and diluted share, for the quarter ended December 31, 2010.  This compares to net income available to common shareholders of $3.2 million, or $0.11 per basic and diluted common share, for the same period of the prior year.  The net loss reported for the fourth quarter of 2010 is attributable to $65.5 million in provision for loans losses that was largely driven by the disposal of a significant number of problem assets through note sales and charge-offs. The fourth quarter 2010 credit management actions had the effect of significantly lowering the risk profile of the Company’s loan portfolio and reducing its level of non-accrual, troubled debt restructured (TDRs), classified and impaired loans.

“Our fourth quarter results reflect our aggressive actions to resolve lingering credit issues related to commercial real estate loans,” said Ms. Joanne Kim, President and CEO of Wilshire Bancorp. “Following these actions, we have now disposed of the weakest credits in our loan portfolio and have positioned the Bank to move forward with more manageable credit costs. We will continue to focus on credit quality and the reduction of problem assets in future quarters.”

“We expect to demonstrate the significant earnings power of the Bank and deliver improved profitability throughout the year 2011.  With the reduction of problem assets from our balance sheet, we believe that increased gains on sales of small business administration (SBA) and residential mortgage loans, lower credit costs, and the effect of a company-wide initiative to reduce non-interest expense levels will help drive our earnings growth in 2011,” said Ms. Kim.

FOURTH QUARTER 2010 SUMMARY:

•                Decline in non-accrual loans – Non-accrual loans declined to $64.6 million, or 2.75 % of gross loans, at December 31, 2010, from $76.3 million, or 3.12% of gross loans, at September 30, 2010.

•                Decrease in impaired loans – Impaired loans were reduced from $192.6 million at September 30, 2010 to $118.5 million at December 31, 2010, a reduction of $74.1 million or 38.5% on a quarter to quarter basis.

•                Decline in troubled debt restructured loans (TDRs) – Performing TDRs and impaired restructured loans declined $62.1 million or 53.5% to $53.9 million at December 31, 2010, from $115.9 million at September 30, 2010.

•                Cost of funds reduction – Cost of funds saw continued reductions to 1.04% at December 31, 2010, down 20 basis points from 1.24% at September 30, 2010.

•                Increase in demand deposits – Non-interest bearing demand deposits increased $13.8 million, or 3%, from the end of the prior quarter further improving the deposit mix.

Wilshire Bancorp Inc. – 4Q 2010 Results

January 24, 2011

CREDIT QUALITY

During the fourth quarter of 2010, the Company sold 45 loans with a carrying balance of approximately $129.3 million at an approximate 31% average weighted discount to their carrying values.  These loans consisted of $128.7 million commercial real estate loans and $619 thousand commercial loans.  Of the commercial real estate loans sold, loans secured by hotels totaled $37.8 million or 29.2% of total loans sold, loans secured by multifamily residential properties accounted for $28.7 million, or 22.2%, loans secured by shopping centers totaled $27.0 million or 20.9%, commercial and industrial building secured loans totaled $11.6 million or 9.0%, loans secured by land totaled $10.2 million or 7.9%, loans secured by carwash and gas stations totaled $8.6 million or 6.6%, and other loans secured by real estate totaled $4.8 million or 3.7%.

Non-performing loans totaled $49.4 million or 38.2% of the total sold, TDR loans totaled $35.8 million or 27.7%, delinquent loans totaled $40.3 million or 31.1%.  Legacy Wilshire loans or loans originated by Company and not acquired through the FDIC acquisition of Mirae Bank in 2009, accounted for the majority of the loans at $127.0 million or 98.2% of loans sold.

For the fourth quarter of 2010, the Company recorded a provision for loan losses of $65.5 million compared to $18.0 million in the third quarter of 2010.  Provision for loan losses recorded for the full year amounted to $132.7 million for 2010 compared to $68.6 million for 2009. The allowance for loan losses was $107.8 million, or 4.60% of gross loans, on December 31, 2010, compared to $99.0 million, or 4.04% of gross loans, at September 30, 2010.  Allowance for loan losses as a percentage of legacy Wilshire loans increased 61 basis points to 5.05% from 4.44%.  The coverage ratio of allowance for loan losses to non-performing assets also increased to 135.5% at December 31, 2010 from 106.9% at September 30, 2010.

Non-accrual Loans

At December 31, 2010, total non-accrual loans totaled $64.6 million, or 2.63% of gross loans, compared to $76.3 million, or 3.12% of gross loans at September 30, 2010, and $69.4 million or 3.85% of gross loans for December 31, 2009.  The decrease is primarily attributable to the sales of problem loans described above. Legacy Wilshire non-accrual loans totaled $54.2 million or 2.54% of total legacy Wilshire loans.

As previously disclosed, upon acquiring certain assets and liabilities of the former Mirae Bank, the Company entered into loss sharing agreements with the FDIC whereby the FDIC has agreed to share in losses on assets covered under the agreement.  The assets covered by the loss sharing agreements include loans and foreclosed loan collateral existing on June 26, 2009, and acquired from Mirae Bank. As a result, loans acquired through the acquisition of Mirae Bank are identified as “covered” loans, and those that were originated at Wilshire are “non-covered” loans or “legacy Wilshire” loans.  The following is a table showing “covered” and “non-covered” non-accrual loans by loan type:

(Net of SBA Guarantee Portions)	Quarter Ended
(dollars in thousands)	Dec 31, 2010			Sep 30, 2010			Dec 31, 2009
	COVERED	NON-COVERED	TOTAL	COVERED	NON-COVERED	TOTAL	TOTAL

Construction	$-	$-	$-	$-	$2,660	$2,660	$-
Real Estate Secured	8,005	52,586	60,591	10,568	56,780	67,348	63,571
Commercial & Industrial	2,345	1,631	3,976	3,031	3,272	6,303	5,805
Consumer	-	27	27		37	37	70

TOTAL NON-ACCRUALS	$10,350	$54,244	$64,594	$13,599	$62,749	$76,348	$69,446

Wilshire Bancorp Inc. – 4Q 2010 Results

January 24, 2011

Impaired Loans

Total impaired loans for the quarter ended December 31, 2010 totaled $118.5 million, a reduction of $74.1 million or 38.5% from $192.6 million for the third quarter of 2010 and a reduction of $16.9 million or 12.5% from $135.4 million for the fourth quarter of 2009.  The reduction was mostly in legacy Wilshire loans which compared to the previous quarter decreased by $69.1 million to $99.1 million at December 31, 2010.  A significant portion of the reduction of impaired loan can be attributed to the sale of problem loans during the fourth quarter of 2010.  Total impaired loans by loan category are shown in the table below:

	Quarter Ended
(dollars in thousands)	Dec 31, 2010			Sep 30, 2010			Dec 31, 2009
	COVERED	NON-COVERED	TOTAL	COVERED	NON-COVERED	TOTAL	TOTAL

Construction	$-	$-	$ -	$-	$2,660	$ 2,660	$-
Real Estate Secured	15,120	93,452	108,572	18,837	157,068	175,905	128,477
Commercial & Industrial	4,216	5,649	9,865	5,479	8,505	13,984	6,847
Consumer	-	27	27	-	37	37	70

TOTAL IMPAIRED LOANS	$19,336	$99,128	$ 118,464	$24,316	$168,270	$ 192,586	$135,394

Loan Delinquencies

At December 31, 2010, total loan delinquencies increased to $39.2 million from $34.8 million at September 30, 2010.  Compared to the previous year end, delinquencies declined by $1.4 million from $40.6 million at December 31, 2009. As a percentage of gross loans, delinquencies increased to 1.67% at December 31, 2010 from 1.42% at September 30, 2010.  The increase in delinquencies occurred entirely in the “covered” loan portfolio while non-covered legacy Wilshire loans decreased from $32.0 million to $31.4 million from the third to fourth quarter of 2010, respectively. The increase in delinquencies by days past due occurred in the 30-59 day delinquencies, while 60-89 day delinquencies were reduced during the fourth quarter. Delinquencies by days past due and loan type are reflected in the tables below:

By Days Past Due	Quarter Ended
(dollars in thousands)	Dec 31, 2010			Sep 30, 2010			Dec 31, 2009
	COVERED	NON-COVERED	TOTAL	COVERED	NON-COVERED	TOTAL	TOTAL

30 - 59 Days Past Due	$4,253	$20,321	$ 24,574	$1,754	$13,582	$ 15,336	$28,523
60 - 89 Days Past Due	3,566	11,107	14,673	1,053	18,126	19,179	10,781
90 Days, and still accruing	-	-	-	-	304	304	1,336

TOTAL DELINQUENCIES	$7,819	$31,428	$ 39,247	$2,807	$32,012	$ 34,819	$40,640

By Loan Category	Quarter Ended
(dollars in thousands)	Dec 31, 2010			Sep 30, 2010			Dec 31, 2009
	COVERED	NON-COVERED	TOTAL	COVERED	NON-COVERED	TOTAL	TOTAL

Construction	$-	$-	$ -	$-	$-	$ -	$-
Real Estate Secured	6,421	28,947	35,368	1,331	27,215	28,546	35,438
Commercial & Industrial	1,398	2,436	3,834	1,476	4,740	6,216	5,006
Consumer	-	45	45	-	57	57	196

TOTAL DELINQUENCIES	$7,819	$31,428	$ 39,247	$2,807	$32,012	$ 34,819	$40,640

Wilshire Bancorp Inc. – 4Q 2010 Results

January 24, 2011

Loan Charge-offs

Net loan charge-offs for the fourth quarter of 2010 totaled $58.3 million, compared to $14.3 million in the third quarter of 2010 and $18.7 million for the fourth quarter of 2009.  The increase in charge-offs resulted from aggressive charge-offs of non-performing assets in the fourth quarter of 2010 some of which were due to the sale of problem loans previously discussed.  Charge-offs by loan type figures are reflected in the table below:

(dollars in thousands)	Quarter Ended
	Dec 31, 2010			Sep 30, 2010			Dec 31, 2009
	COVERED	NON-COVERED	TOTAL	COVERED	NON-COVERED	TOTAL	TOTAL

Construction	$-	$401	$401	$-	$-	$-	$99
Real Estate Secured	252	53,256	53,508	324	12,446	12,770	7,002
Commercial & Industrial	431	3,940	4,371	91	1,448	1,539	11,511
Consumer		14	14		33	33	43

TOTAL CHARGE-OFFS	$683	$57,611	$58,294	$415	$13,927	$14,342	$18,655

BALANCE SHEET

During the fourth quarter of 2010, the Company continued to reposition its balance sheet by utilizing cash and cash equivalents, investments, and loan payoffs to fund the run-off of higher-costing money market and time deposit accounts.  This repositioning had the effect of lowering the Company’s overall cost of funds.

As a result of this strategy, total assets declined to $2.98 billion at December 31, 2010, from $3.23 billion at September 30, 2010 and $3.4 billion at December 31, 2009.

Loan Categories

(dollars in thousands)	Quarter Ended
	December 31, 2010			September 30, 2010
	COVERED	NON-COVERED	TOTAL	COVERED	NON-COVERED	TOTAL

Construction	$-	$72,258	$72,258	$-	$70,808	$70,808
Real Estate Secured	159,699	1,764,389	1,924,088	166,490	1,832,726	1,999,216
Commercial & Industrial	49,680	283,286	332,966	53,613	308,277	361,890
Consumer	111	15,574	15,685	125	16,937	17,062

TOTAL GROSS LOANS	$209,490	$2,135,507	$2,344,997	$220,228	$2,228,748	$2,448,976

The Company experienced stronger loan demand in the fourth quarter of 2010 with new loan originations increasing to $169.1 million in the fourth quarter of 2010 from $112.9 million in the third quarter of 2010.  SBA loan originations increased to $47.7 million in the fourth quarter of 2010 from $17.6 million in the third quarter of 2010, an increase of 171% on a quarterly basis.  Total loans were $2.34 billion at December 31, 2010, compared to $2.44 billion at September 30, 2010, a decrease of $103.9 million mostly due to the sale of problem loans during the fourth quarter.

Total deposits totaled $2.46 billion at December 31, 2010, down from $2.71 billion at September 30, 2010.  The decline came from higher-cost money market accounts and time deposits.  This decline was partially offset by increases in non-interest bearing deposits and savings and interest checking accounts. Core deposits represented 71.2% of total deposits at December 31, 2010. As a result of Management’s strategy to improve the deposit mix over the past year, demand deposits increased 21.0% from December 31, 2009 to 2010 and as a percentage of total deposits, increased from 13.6% to 19.0% during the same period. During the fourth quarter of 2010, the Company opened 2,026 new demand deposits accounts with a balance of $52.6 million at the December 31, 2010.

Wilshire Bancorp Inc. – 4Q 2010 Results

January 24, 2011

Total other real estate owned (OREOs) decreased by $1.0 million from $16.0 million at September 30, 2010 to $15.0 million at December 31, 2010. Covered OREOs at December 31, 2010 were $2.6 million and non-covered OREOs were $12.4 million.  Outflow from OREO in the fourth quarter of 2010 consisted of 14 sold properties totaling $10.1 million.  Inflows to OREO in the fourth quarter of 2010 consisted of 8 properties totaling $9.1 million.

Total cash and cash equivalents were reduced from $309.4 million at September 30, 2010 to $198.5 million at December 31, 2010 and investment securities were decreased from $367.5 million to $316.7 million for the same period.  To reduce deposits costs, the Company ran off higher costing time and money market deposits supplemented by lower yielding cash, fed funds sold, and investment securities. Although the Company did not sell any investment securities in the fourth quarter of 2010, there were call transactions and mortgage backed securities pay-downs that resulted in a reduction in investment securities when compared to the previous quarter.

Capital Ratios

The Company’s capital ratios continued to be well in excess of “well capitalized” regulatory requirements.

(Dollars In thousands except per share info)	December 31, 2010	Well Capitalized Regulatory Requirements	Total Excess Above Well Capitalized Requirements

Tier 1 Leverage Capital Ratio	9.73%	5.00%	$ 147,433

Tier 1 Risk-Based Capital Ratio	13.30%	6.00%	166,490

Total Risk-Based Capital Ratio	14.68%	10.00%	106,749

Tangible Common Equity To Tangible Assets	5.74%	N/A	N/A

Tangible Common Equity Per Common Share	$ 5.79	N/A	N/A

Wilshire Bancorp Inc. – 4Q 2010 Results

January 24, 2011

STATEMENT OF OPERATIONS

Net interest Income and Margin

Net interest income before provision for loan losses totaled $26.4 million in the fourth quarter of 2010, compared to $29.7 million in the third quarter of 2010, and $29.4 million in the fourth quarter of 2009.  Net interest income before provisions for 2010 totaled $113.8 million, an increase from $99.5 million for the full year 2009. On a quarterly basis, interest income was reduced from $44.6 million at December 31, 2009 and $39.8 million at September 30, 2010, to $34.3 million at December 31, 2010.  Annually, interest income was decreased from $158.4 million at 2009 year end to $156.5 million at year end 2010.  The decrease in interest income can be largely attributed to the reversal of interest income of non-accrual loans totaling $4.4 million during the fourth quarter of 2010.

Interest expense meanwhile, declined to $8.0 million for the quarter ending December 31, 2010 and $42.7 million for the full year 2010.  This compares to $10.1 million for the third quarter of 2010, $15.2 million for the fourth quarter of 2009, and $58.9 million for the full year 2009. The reduction in interest expense resulted from Management’s strategy to lower deposit costs in the third and fourth quarter of 2010.  As a result, interest expense was reduced 21% from the third to fourth quarter of 2010 and on a year to date basis, interest expense was reduced 27% from 2009 to 2010.

Net interest margin was 3.74% in the fourth quarter of 2010, compared to 3.93% in the third quarter of 2010 and 3.73% in the fourth quarter of 2009.  The decline in net interest margin from the third quarter of 2010 was primarily attributable to the impact of interest reversals on non-accrual loans, which negatively impacted the net interest margin by 62 basis points in the fourth quarter of 2010 and 31 basis points for the full year 2010. Not including non-accrual interest reversals, net interest margin for the quarter and year ending December 31, 2010 would have been 4.36% and 4.07%, respectively.  Without the effect of non-accrual interest income reversals, loan yield would have been 6.30% for the fourth quarter and 6.33% for the third quarter of 2010. Cost of funds was reduced to 1.04% in the fourth quarter of 2010 from 1.24% in the third quarter of 2010.

Non-Interest Income

Non-interest income was $6.1 million in the fourth quarter of 2010, compared to $10.0 million for the previous quarter and $17.6 million for the fourth quarter of 2009.  Non-interest income for the full year 2010 was $33.8 million, a decrease from $57.3 million in 2009.  Annual non-interest income in 2009 includes the gain from the acquisition of Mirae Bank of $21.7 million posted in the second quarter of 2009. The decline in non-interest income is primarily due to lower gains on the sale of securities.  However, as the Company has continued to focus on SBA loan origination and sales in 2010, total gain on sale of loan was increased 69% from $3.7 million in 2009 to $6.3 million in 2010.  Management will continue to focus on SBA loan originations and sales in 2011. During the fourth quarter of 2010, the Company originated $47.7 million in SBA loans and sold approximately $20.8 million, compared to originations of $17.6 million and sales of $19.6 million in the third quarter of 2010.

Non-Interest Expense

Total non-interest expense was $19.7 million in the fourth quarter of 2010, compared with $16.5 million in the same period of the prior year and $14.8 million for the third quarter of 2010.  Year to date non-interest expense in 2010 was $65.3 million, an increase from $57.4 million in 2009. The increase was primarily due to expenses related to OREO which totaled $2.9 million in the fourth quarter of 2010 in addition to a $1.2 million loss on investment in low income housing tax credit funds.  On an annual basis, salaries and wages were increased from $26.5 million for 2009 to $29.1 million for 2010 partly attributable to the addition of staffs from the acquisition of Mirae Bank in the second quarter of 2009. Along with the increase in OREO expenses, this contributed to the annual increase in non-interest expense.

Wilshire Bancorp Inc. – 4Q 2010 Results

January 24, 2011

CONFERENCE CALL

Management will host its quarterly conference call on January 25, 2011, at 11:00 a.m. PDT (2:00 p.m. EDT). Investment professionals are invited to participate in the call by dialing 800-329-9097 (domestic number) or 617-614-4929 (international number) and entering passcode 88937707.

COMPANY INFORMATION

Headquartered in Los Angeles, Wilshire State Bank operates 24 branch offices in California, Texas, New Jersey and New York, and six loan production offices in Dallas, Houston, Atlanta, Denver, Annandale, Virginia, and Fort Lee, New Jersey, and is an SBA preferred lender nationwide. Wilshire State Bank is a community bank with a focus on commercial real estate lending and general commercial banking, with its primary market encompassing the multi-ethnic populations of the Los Angeles Metropolitan area. Wilshire Bancorp’s strategic goals include increasing shareholder and franchise value by continuing to grow its multi-ethnic banking business and expanding its geographic reach to other similar markets with strong levels of small business activity.

www.wilshirebank.com

FORWARD-LOOKING STATEMENTS

Statements concerning future performance, events, or any other guidance on future periods constitute forward-looking statements that are subject to a number of risks and uncertainties that might cause actual results to differ materially from stated expectations. Specific factors include, but are not limited to, loan production and sales, credit quality, the ability to expand net interest margin, the ability to continue to attract low-cost deposits, success of expansion efforts, competition in the marketplace and general economic conditions. The financial information contained in this release should be read in conjunction with the consolidated financial statements and notes included in Wilshire Bancorp’s most recent reports on Form 10-K and Form 10-Q, as filed with the Securities and Exchange Commission, as they may be amended from time to time. Results of operations for the most recent quarter are not necessarily indicative of operating results for any future periods. Any projections in this release are based on limited information currently available to management and are subject to change. Since management will only provide guidance at certain points during the year, Wilshire Bancorp will not necessarily update the information. Such information speaks only as of the date of this release. Additional information on these and other factors that could affect financial results are included in filings by Wilshire Bancorp with the Securities and Exchange Commission.

Wilshire Bancorp Inc. – 4Q 2010 Results

January 24, 2011

CONSOLIDATED BALANCE SHEET

(dollars in thousands) (unaudited)	December 31,	September 30,	Three Month	December 31,	One Year
	2010	2010	Change	2009	Change

ASSETS:
Cash and Due from Banks	$68,530	$108,411	-37%	$155,753	-56%
Federal Funds Sold and Other Cash Equivalents	130,005	201,006	-35%	80,003	63%
Total Cash and Cash Equivalents	198,535	309,417	-36%	235,756	-16%

Investment Securities Available For Sale	316,623	367,433	-14%	651,318	-51%
Investment Securities Held To Maturity	85	91	-7%	109	-22%
Total Investment Securities	316,708	367,524	-14%	651,427	-51%

Loans
Real Estate Construction	71,596	70,123	2%	48,371	48%
Residential Real Estate	97,504	108,549	-10%	93,828	4%
Commercial Real Estate	1,823,280	1,887,247	-3%	1,881,998	-3%
Commercial and Industrial	332,117	360,990	-8%	385,958	-14%
Consumer	15,736	17,135	-8%	17,286	-9%
Total Loans	2,340,233	2,444,044	-4%	2,427,441	-4%
Allowance For Loan Losses	(107,786)	(99,022)	9%	(62,130)	73%
Loans, Net of Allowance for Loan Losses	2,232,447	2,345,022	-5%	2,365,311	-6%

Accrued Interest Receivable	10,061	12,839	-22%	15,266	-34%
Due from Customers on Acceptances	368	269	37%	945	-61%
Other Real Estate Owned	14,983	15,996	-6%	3,797	295%
Premises and Equipment	13,330	13,771	-3%	12,660	5%
Federal Home Loan Bank (FHLB) Stock, at Cost	18,531	19,302	-4%	21,040	-12%
Cash Surrender Value of Life Insurance	18,663	18,510	1%	18,037	3%
Investment in affordable housing partnerships	28,186	29,389	-4%	13,732	105%
Deferred Income Taxes	38,876	28,138	38%	18,684	108%
Servicing Assets	7,331	7,041	4%	6,898	6%
Goodwill	6,675	6,675	0%	6,675	0%
FDIC Indemnification	28,525	26,232	9%	33,775	-16%
Other Assets	46,621	32,560	43%	31,994	46%
TOTAL ASSETS	$2,979,840	$3,232,685	-8%	$3,435,997	-13%

LIABILITIES AND STOCKHOLDERS’ EQUITY:
LIABILITIES:
Non-interest Bearing Demand Deposits	$467,067	$453,333	3%	$385,188	21%
Savings and Interest Checking	106,115	102,414	4%	94,539	12%
Money Market Deposits	669,486	790,779	-15%	909,125	-26%
Time Deposits in denomination of $100,000 or more	699,503	733,724	-5%	795,679	-12%
Other Time Deposits	518,769	626,498	-17%	643,684	-19%
Total Deposits	2,460,940	2,706,748	-9%	2,828,215	-13%

FHLB borrowings and Federal Funds Purchased	158,011	131,547	20%	232,000	-32%
Acceptance Outstanding	368	269	37%	945	-61%
Junior Subordinated Debentures	87,321	87,321	0%	87,321	0%
Accrued Interest Payable	4,092	4,357	-6%	5,865	-30%
Other Liabilities	29,631	31,115	-5%	15,515	91%
Total Liabilities	2,740,363	2,961,357	-7%	3,169,861	-14%

STOCKHOLDERS’ EQUITY:
Preferred Stock	60,450	60,317	0%	59,931	1%
Common Stock	55,601	55,513	0%	54,918	1%
Retained Earnings	121,414	151,398	-20%	150,961	-20%
Accumulated Other Comprehensive Income	2,012	4,100	-51%	326	517%
Total Stockholders’ Equity	239,477	271,328	-12%	266,136	-10%
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$2,979,840	$3,232,685	-8%	$3,435,997	-13%

(continued)

Wilshire Bancorp Inc. – 4Q 2010 Results

January 24, 2011

CONSOLIDATED STATEMENT OF OPERATIONS

(dollars in thousands, except per share data) (unaudited)

	Quarter Ended		Three Month	Quarter Ended	One Year
	December 31, 2010	September 30, 2010		December 31, 2009

INTEREST INCOME
Interest and Fees on Loans	$ 32,320	$ 36,452	-11%	$ 38,478	-16%
Interest on Investment Securities	1,551	2,804	-45%	5,562	-72%
Interest on Federal Funds Sold	476	515	-8%	576	-17%
Total Interest Income	34,347	39,771	-14%	44,616	-23%

INTEREST EXPENSE
Deposits	6,758	8,688	-22%	12,737	-47%
FHLB Advances and Other Borrowings	1,194	1,431	-17%	2,473	-52%
Total Interest Expense	7,952	10,119	-21%	15,210	-48%

Net Interest Income Before Provision for Losses on Loans and Loan Commitments	26,395	29,652	-11%	29,406	-10%
Provision for Losses on Loans and Loan Commitments	65,500	18,000	264%	25,600	156%
Net Interest Income (Loss) After Provision for Losses on Loans and Loan Commitments	(39,105)	11,652	-436%	3,806	-1127%

NONINTEREST INCOME
Service Charges on Deposits	3,034	3,071	-1%	3,400	-11%
Gain on Sales of Loans	2,059	2,723	-24%	1,983	4%
Gain on Sale of Investment Securities	40	2,600	-98%	9,569	-100%
Other	972	1,652	-41%	2,636	-63%
Total Noninterest Income	6,105	10,046	-39%	17,588	-65%

NONINTEREST EXPENSES
Salaries and Employee Benefits	7,217	7,458	-3%	7,183	0%
Occupancy & Equipment	1,936	1,921	1%	2,162	-10%
Data Processing	692	702	-1%	1,219	-43%
Other	9,838	4,692	110%	5,921	66%
Total Noninterest Expenses	19,683	14,773	33%	16,485	19%

(Loss) Income Before Income Taxes	(52,683)	6,925	-861%	4,909	-1173%
Income Taxes (Benefit) Provision	(23,609)	1,945	-1314%	833	-2934%
NET (LOSS) INCOME	(29,074)	4,980	-684%	4,076	-813%

Preferred Stock Cash Dividend and Accretion of Preferred Stock Discount	910	908	0%	902	1%
NET (LOSS) INCOME AVAILABLE TO COMMON SHAREHOLDERS	$(29,984)	$4,072	-836%	$3,174	-1045%

PER COMMON SHARE INFORMATION
Basic (Loss) Earnings Per Common Share	$(1.02)	$0.14	-836%	$0.11	-1042%
Diluted (Loss) Earnings Per Common Share	$(1.02)	$0.14	-837%	$0.11	-1043%

WEIGHTED-AVERAGE COMMON SHARES OUTSTANDING:
Basic	29,486,635	29,486,734		29,413,943
Diluted	29,486,635	29,509,153		29,423,424

(continued)

Wilshire Bancorp Inc. – 4Q 2010 Results

January 24, 2011

CONSOLIDATED STATEMENT OF OPERATIONS

(dollars in thousands, except per share data) (unaudited)

	Twelve Month Ended		One Year
	December 31, 2010	December 31, 2009	% Change

INTEREST INCOME
Interest and Fees on Loans	$ 140,155	$ 139,295	1%
Interest on Investment Securities	14,726	16,573	-11%
Interest on Federal Funds Sold	1,666	2,486	-33%
Total Interest Income	156,547	158,354	-1%

INTEREST EXPENSE
Deposits	37,096	48,690	-24%
FHLB Advances and Other Borrowings	5,608	10,201	-45%
Total Interest Expense	42,704	58,891	-27%

Net Interest Income Before Provision for Losses on Loans and Loan Commitments	113,843	99,463	14%
Provision for Losses on Loans and Loan Commitments	132,700	68,600	93%

Net Interest Income (Loss)After Provision for Losses on Loans And Loan Commitments	(18,857)	30,863	-161%

NONINTEREST INCOME
Service Charges on Deposits	12,545	12,738	-2%
Gain on Sales of Loans	6,261	3,694	69%
Gain on Sale of Investment Securities	8,782	11,158	-21%
FAS 141R gain on bargain purchase	-	21,679	-100%
Other	6,227	8,047	-23%
Total Noninterest Income	33,815	57,316	-41%

NONINTEREST EXPENSES
Salaries and Employee Benefits	29,074	26,498	10%
Occupancy & Equipment	7,984	7,456	7%
Data Processing	2,721	3,969	-31%
Other	25,500	19,446	31%
Total Noninterest Expenses	65,279	57,369	14%

(Loss) Income Before Income Taxes	(50,321)	30,810	-263%
Income Taxes (Benefit) Provision	(25,877)	10,686	-342%
NET (LOSS) INCOME	(24,444)	20,124	-221%

Preferred Stock Cash Dividend and Accretion of Preferred Stock Discount	3,626	3,620	0%
NET (LOSS) INCOME AVAILABLE TO COMMON SHAREHOLDERS	$(28,070)	$16,504	-270%

PER COMMON SHARE INFORMATION
Basic (Loss) Earnings Per Common Share	$(0.95)	$0.56	-270%
Diluted (Loss) Earnings Per Common Share	$(0.95)	$0.56	-270%

WEIGHTED-AVERAGE COMMON SHARES OUTSTANDING:
Basic	29,486,351	29,413,804
Diluted	29,486,351	29,422,779

(continued)

Wilshire Bancorp Inc. – 4Q 2010 Results

January 24, 2011

SUMMARY OF FINANCIAL DATA

(dollars in thousands, except per share data) (unaudited)

	Quarter Ended
AVERAGE BALANCES	December 31, 2010	September 30, 2010	December 31, 2009

Average Assets	$ 3,135,579	$ 3,348,434	$ 3,414,830
Average Equity	272,111	274,846	278,382
Average Net Loans	2,333,104	2,372,429	2,388,443
Average Deposits	2,594,300	2,810,176	2,787,804
Average Time Deposits in denomination of $100,000 or more	717,362	743,966	862,805
Average Interest Earning Assets	2,846,719	3,049,288	3,175,516

	Twelve Months Ended
AVERAGE BALANCES	December 31, 2010	December 31, 2009

Average Assets	$ 3,343,438	$ 2,987,365
Average Equity	273,925	271,197
Average Net Loans	2,358,195	2,219,675
Average Deposits	2,806,832	2,295,409
Average Time Deposits in denomination of $100,000 or more	745,139	944,012
Average Interest Earning Assets	3,055,655	2,782,691

	Quarter Ended
PROFITABILITY	December 31, 2010	September 30, 2010	December 31, 2009

Annualized Return on Average Assets	-3.71%	0.59%	0.48%
Annualized Return on Average Equity	-42.74%	7.25%	5.86%
Efficiency Ratio	60.56%	37.21%	35.08%
Annualized Operating Expense/Average Assets	2.51%	1.76%	1.93%
Annualized Net Interest Margin	3.74%	3.93%	3.73%

	Twelve Months Ended
PROFITABILITY	December 31, 2010	December 31, 2009

Annualized Return on Average Assets	-0.73%	0.90%
Annualized Return on Average Equity	-8.92%	9.89%
Efficiency Ratio	44.21%	36.59%
Annualized Operating Expense/Average Assets	1.95%	2.56%
Annualized Net Interest Margin	3.76%	3.60%

	As Of
DEPOSIT COMPOSITION	December 31, 2010	Cost of Funds	September 30, 2010	Cost of Funds	December 31, 2009	Cost of Funds

Noninterest Bearing Demand Deposits	19.0%	0.00%	16.7%	0.00%	13.6%	0.00%
Savings & Interest Checking	4.3%	2.34%	3.8%	2.44%	3.3%	2.68%
Money Market Deposits	27.2%	0.91%	29.2%	1.17%	32.2%	2.18%
Time Deposits of $100,000 or More	28.4%	1.17%	27.1%	1.32%	28.1%	1.91%
Other Time Deposits	21.1%	1.66%	23.1%	1.86%	22.8%	2.27%
Total Deposits	100.0%	1.04%	100.0%	1.24%	100.0%	1.83%

	As Of
CAPITAL RATIOS	December 31, 2010	September 30, 2010	December 31, 2009

Tier 1 Leverage Ratio	9.73%	10.01%	9.77%
Tier 1 Risk-Based Capital Ratio	13.30%	14.10%	14.37%
Total Risk-Based Capital Ratio	14.68%	15.56%	15.81%
Total Shareholders’ Equity	$ 239,477	$ 271,328	$ 266,136
Book Value Per Common Share	$6.07	$7.16	$7.01
Tangible Common Equity Per Common Share *	$5.79	$6.87	$6.71
Tangible Common Equity to Tangible Assets **	5.74%	6.28%	5.76%

* Tangible common equity excludes goodwill, other intangible assets, and TARP preferred stock

** Tangible assets excludes goodwill and intangible assets

(continued)

Wilshire Bancorp Inc. – 4Q 2010 Results

January 24, 2011

SUMMARY OF FINANCIAL DATA

(dollars in thousands, except per share data) (unaudited)

Reconciliation of GAAP financial measures to non-GAAP financial measures:

	December 31, 2010	September 30, 2010	December 31, 2009

Total stockholders’ equity	$ 239,477	$ 271,328	$ 266,136
Preferred stock, net of discount	(60,450)	(60,317)	(59,931)
Goodwill and other intangible assets, net	(8,320)	(8,412)	(8,688)
Tangible common equity	$ 170,707	$ 202,599	$ 197,517

Total assets	$ 2,979,840	$ 3,232,685	$ 3,435,997
Goodwill and other intangible assets, net	(8,320)	(8,412)	(8,688)
Tangible assets	$ 2,971,520	$ 3,224,273	$ 3,427,309

Common shares outstanding	29,477,638	29,486,734	29,413,757

ALLOWANCE FOR LOAN LOSSES	Quarter Ended
(net of SBA guaranteed portions)	December 31, 2010	September 30, 2010	June 30, 2010	March 31, 2010	December 31, 2009

Balance at Beginning of Period	$ 99,020	$ 91,419	$ 79,576	$ 62,130	$ 54,735
Provision for Losses on Loans	65,500	17,999	31,269	16,930	24,540
FDIC Indemnification	-	2,953	(3,140)	5,831	856
Recoveries on loans previously charged-off	1,560	991	872	512	654
Less Charge-offs	(58,294)	(14,342)	(17,158)	(5,827)	(18,655)
Balance at End of Period	$ 107,786	$ 99,020	$ 91,419	$ 79,576	$ 62,130

Net Loan Charge-offs/Average Total Loans	2.43%	0.56%	0.67%	0.22%	0.74%
Charge-offs/Average Total Loans	2.50%	0.60%	0.70%	0.24%	0.76%
Allowance for Loan Losses/Total Loans	4.60%	4.04%	3.72%	3.29%	2.56%
Allowance for Loan Losses/Legacy Wilshire Loans	5.05%	4.44%	4.11%	3.66%	2.86%
Allowance for Loan Losses/Non-accrual Loans	166.87%	129.70%	109.99%	75.77%	89.47%
Allowance for Loan Losses/Non-performing Loans	166.87%	129.18%	109.99%	75.77%	87.78%
Allowance for Loan Losses/Non-performing Assets	135.45%	106.88%	101.97%	72.42%	83.31%

NON-PERFORMING ASSETS	As Of
(net of SBA guaranteed portions)	December 31, 2010	September 30, 2010	June 30, 2010	March 31, 2010	December 31, 2009
Nonaccrual Loans:
Non-covered Loans	$ 54,244	$ 62,749	$ 64,285	$ 83,115	$ 51,119
Covered Loans	10,350	13,599	18,831	21,909	18,327
Total	64,594	76,348	83,116	105,024	69,446

Loans 90 days or more past due and still accruing:
Non-covered Loans	-	304	1	-	1,336
Covered Loans	-	-	-	-	-
Total	-	304	1	-	1,336

Total Nonperforming Loans:
Non-covered Loans	54,244	63,053	64,286	83,115	52,455
Covered Loans	10,350	13,599	18,831	21,909	18,327
Total	64,594	76,652	83,117	105,024	70,782

OREO and Repossessed Vehicles:
Non-covered Loans	12,429	9,519	4,346	3,136	3,297
Covered Loans	2,554	6,477	2,194	1,723	500
Total	14,983	15,996	6,540	4,859	3,797

Total Nonperforming Assets:
Non-covered Loans	66,673	72,572	68,632	86,251	55,752
Covered Loans	12,904	20,076	21,025	23,632	18,827
Total	$ 79,577	$ 92,648	$ 89,657	$ 109,883	$ 74,579

Total Nonperforming Loans/Gross Loans	2.75%	3.13%	3.38%	4.34%	2.92%

Total Nonperforming Assets/Total Assets	2.67%	2.87%	2.61%	3.18%	2.17%

(continued)

Wilshire Bancorp Inc. – 4Q 2010 Results

January 24, 2011

Performing Troubled Debt Restructured (TDR) Loans & Impaired Restructured Loans

(dollars in thousands) (unaudited)	As Of
	December 31, 2010			September 30, 2010
	COVERED	NON-COVERED	TOTAL	COVERED	NON-COVERED	TOTAL

Construction	$-	$-	$-	$-	$-	$-
Real Estate Secured	7,115	40,866	47,981	8,268	100,289	108,557
Commercial & Industrial	1,871	4,018	5,889	2,448	4,929	7,377
Consumer	-		-	-		-
TOTAL PERFORMING TDR LOANS	$8,986	$44,884	$53,870	$10,716	$105,218	$115,934

LOAN ORIGINATION AMOUNT (unaudited)	Quarter Ended
	December 31, 2010	September 30, 2010	June 30, 2010	March 31, 2010	December 31, 2009

Total new loan origination amount, excluding renewal.	$169,051	$112,911	$186,121	$87,288	$125,281
SBA new loan origination amount, excluding renewal.	$47,735	$17,613	$32,630	$23,471	$17,158

	Twelve Months Ended
	December 31, 2010	September 30, 2009

Total new loan origination amount, excluding renewal.	$555,371	$408,031
SBA new loan origination amount, excluding renewal.	$121,449	$34,324

ALLOWANCE FOR OFF-BALANCE SHEET ITEMS	Quarter Ended		Twelve Months Ended
(net of SBA guaranteed portions) (unaudited)	December 31, 2010	December 31, 2009	December 31, 2010	December 31, 2009

Balance at beginning of period	$2,929	$1,455	$2,515	$1,243
Provision for losses on off-balance sheet items	-	1,060	411	1,272
Balance at end of period	$2,926	$2,515	$2,926	$2,515

(continued)

Wilshire Bancorp Inc. – 4Q 2010 Results

January 24, 2011

WILSHIRE BANCORP, INC. AND SUBSIDIARIES

AVERAGE BALANCES, AVERAGE YIELDS EARNED AND AVERAGE RATES PAID

(dollars in thousands) (unaudited)

	For the Quarter Ended

	December 31, 2010			September 30, 2010			December 31, 2009

	Average	Interest	Average	Average	Interest	Average	Average	Interest	Average

	Balance	Income/	Yield/	Balance	Income/	Yield/	Balance	Income/	Yield/

		Expense	Rate		Expense	Rate		Expense	Rate
INTEREST EARNING ASSETS

Real Estate Loans	$2,072,620	$27,035	5.22%	$2,083,533	$30,765	5.91%	$2,027,288	$31,822	6.28%
Commercial Loans	347,058	4,446	5.12%	365,201	4,853	5.32%	400,784	5,745	5.73%
Consumer Loans	16,084	138	3.43%	18,508	156	3.37%	17,588	229	5.21%
Total Gross Loans	2,435,762	31,619	5.19%	2,467,243	35,774	5.80%	2,445,660	37,796	6.18%

Loan Fees toward Yield		701			678			682
Allowance for Loan Losses & Unearned Income	(102,659)			(94,814)			(57,217)
Net Loans	2,333,103	32,320	5.54%	2,372,429	36,452	6.15%	2,388,443	38,478	6.44%

INVESTMENT SECURITIES AND OTHER INTEREST-EARNING ASSETS:
Investment Securities*	353,983	1,551	2.02%	449,153	2,805	2.76%	613,021	5,562	3.79%
Federal Funds Sold	159,633	476	1.19%	227,706	514	0.90%	174,052	576	1.32%
Total Investment Securities and Other Earning Assets	513,616	2,027	1.76%	676,859	3,319	2.13%	787,073	6,138	3.24%

TOTAL INTEREST-EARNING ASSETS	$2,846,719	$34,347	4.86%	$3,049,288	$39,771	5.26%	$3,175,516	$44,616	5.65%

INTEREST BEARING LIAB ILITIES

INTEREST-BEARING DEPOSITS:
Money Market	$738,538	$1,684	0.91%	$858,437	$2,507	1.17%	$853,770	$4,661	2.18%
NOW	22,217	19	0.34%	21,706	23	0.42%	21,971	36	0.65%
Savings	81,267	587	2.89%	78,848	590	2.99%	68,373	569	3.33%
Time Deposits of $100,000 or More	717,362	2,106	1.17%	743,966	2,455	1.32%	862,805	4,113	1.91%
Other Time Deposits	569,725	2,362	1.66%	668,873	3,113	1.86%	592,336	3,358	2.27%
Total Interest Bearing Deposits	2,129,109	6,758	1.27%	2,371,830	8,688	1.47%	2,399,255	12,737	2.12%

BORROWINGS:
FHLB Advances and Other Borrowings	144,145	697	1.93%	140,156	758	2.16%	238,017	1,811	3.04%
Junior Subordinated Debentures	87,321	497	2.28%	87,321	673	3.08%	87,321	662	3.03%
Total Borrowings	231,466	1,194	2.06%	227,477	1,431	2.52%	325,338	2,473	3.04%

TOTAL INTEREST BEARING LIABILITIES	$2,360,575	$7,952	1.35%	$2,599,307	$10,119	1.56%	$2,724,593	$15,210	2.23%

NET INTEREST INCOME		$26,395			$29,652			$29,406

NET INTEREST SPREAD			3.51%			3.70%			3.42%

NET INTEREST MARGIN			3.74%			3.93%			3.73%

* Tax equivalent ratios for investment securities

(continued)

Wilshire Bancorp Inc. – 4Q 2010 Results

January 24, 2011

WILSHIRE BANCORP, INC. AND SUBSIDIARIES

AVERAGE BALANCES, AVERAGE YIELDS EARNED AND AVERAGE RATES PAID

(dollars in thousands) (unaudited)

	For the Twelve Months Ended

	December 31, 2010			December 31, 2009

	Average	Interest	Average	Average	Interest	Average

	Balance	Income/	Yield/	Balance	Income/	Yield/

		Expense	Rate		Expense	Rate

INTEREST EARNING ASSETS

Real Estate Loans	$2,062,242	$116,701	5.66%	$1,842,540	$114,014	6.19%
Commercial Loans	367,591	19,970	5.43%	402,367	21,553	5.36%
Consumer Loans	17,162	654	3.81%	18,595	1,036	5.57%
Total Gross Loans	2,446,995	137,325	5.61%	2,263,502	136,603	6.04%
Loan Fees toward Yield		2,830			2,692
Allowance for Loan Losses & Unearned Income	(88,800)			(43,827)
Net Loans	2,358,195	140,155	5.94%	2,219,675	139,295	6.28%

INVESTMENT SECURITIES AND OTHER INTEREST-EARNING ASSETS:
Investment Securities*	527,999	14,726	3.00%	429,205	16,573	4.03%
Federal Funds Sold	169,461	1,666	0.98%	133,811	2,486	1.86%
Total Investment Securities and Other Earning Assets	697,460	16,392	2.51%	563,016	19,059	3.51%

TOTAL INTEREST-EARNING ASSETS	$3,055,655	$156,547	5.16%	$2,782,691	$158,354	5.72%

INTEREST BEARING LIABILITIES

INTEREST-BEARING DEPOSITS:
Money Market	$880,618	$11,755	1.33%	$584,054	$13,842	2.37%
NOW	22,104	97	0.44%	20,546	177	0.86%
Savings	77,484	2,380	3.07%	55,639	1,932	3.47%
Time Deposits of $100,000 or More	745,139	10,370	1.39%	944,012	23,145	2.45%
Other Time Deposits	654,099	12,494	1.91%	357,590	9,594	2.68%
Total Interest Bearing Deposits	2,379,444	37,096	1.56%	1,961,841	48,690	2.48%

BORROWINGS:
FHLB Advances and Other Borrowings	142,759	3,125	2.19%	312,009	7,073	2.27%
Junior Subordinated Debentures	87,321	2,483	2.84%	87,321	3,128	3.58%
Total Borrowings	230,080	5,608	2.44%	399,330	10,201	2.55%

TOTAL INTEREST BEARING LIABILITIES	$2,609,524	$42,704	1.64%	$2,361,171	$58,891	2.50%

NET INTEREST INCOME		$113,843			$99,463

NET INTEREST SPREAD			3.52%			3.22%

NET INTEREST MARGIN			3.76%			3.60%

* Tax equivalent ratios for investment securities

(concluded)